Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Form 10-K of our report dated March 10, 2010, on our audits of the financial statements of Intelligent Buying, Inc. as of December 31, 2009 and for the year ended December 31, 2009.

/s/ Paritz & Co.

Hackensack, NJ
March 30, 2010